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                                                                   EXHIBIT 99(a)

                                                                    News Release
For further information:         Fred Nachman
Michael K. Kaline                Marjan Communications Inc.
President                        312/867-1771
248/644-7110

FOR IMMEDIATE RELEASE



MALAN REALTY INVESTORS ELECTS EDWARD T. BOUTROUS

TO THE BOARD OF DIRECTORS


         BINGHAM FARMS, MICH., DECEMBER 7, 2000 - MALAN REALTY INVESTORS, INC. (NYSE: MAL), a self-administered real estate investment trust (REIT), today announced that Edward T. Boutrous has been elected to the company's board of directors. Boutrous, 54 is the managing member of The Boutrous Companies, LLC, in Auburn Hills, Michigan. The company is a developer of neighborhood shopping centers.

         The election of Boutrous expands the board of directors to seven members.

         Malan Realty Investors, Inc. owns, acquires, redevelops and manages properties that are leased primarily to national and regional retail companies. The company owns a portfolio of 64 properties located in 9 states that contains an aggregate of approximately 5.9 million square feet of GLA.

         News releases for Malan Realty Investors are available on the company's web site at www.malanreit.com or through Company News On-Call by fax at (800) 758-5804, ext. 114165, or www.prnewswire.com.

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